EXHIBIT 10.3

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of August 16, 2022 (the “Effective Date”) by and between Keystar Corp., a Nevada corporation (the “Company”), and John Linss, an individual residing in the State of Nevada (the “Grantee”).

1.Certain Defined Terms.

1.1“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

1.2“Bylaws” means the bylaws of the Company, as may be amended or restated from time to time.

1.3“Cause” shall be as defined in the Employment Agreement.

1.4“Change in Control” means (1) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity, (2) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (3) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who did not before such transaction, or series of transactions, own more than 50% of the Company’s then outstanding voting securities becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board of Directors.

1.5“Code” means the Internal Revenue Code of 1986, as amended.

1.6“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services, whether or not compensated for such services.

1.7“Continuous Service” means that the Grantee’s service with the Company or an Affiliate, whether as an Employee, Consultant, or Director, is not interrupted or terminated. The Grantee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or an Affiliate as an Employee, Consultant, or Director or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s Continuous Service. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Company, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, or any other personal or family leave of absence.

1.8“Convertible Preferred Stock” means the Series C Convertible Preferred Stock of the Company.

1.9“Director” means a member of the Board.

1.10“Disability” means the Grantee’s “disability” within the meaning of Section 22(e)(3) of the Code.

1.11“Employee” means any person employed by the Company or Affiliate with the status of employment determined pursuant to such factors as are deemed appropriate by the Board in its sole discretion, subject to any requirements of applicable laws, including Section 3401(c) of the Code. The payment by the

Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or Affiliate.

1.12“Employment Agreement” means the Employment Agreement between the Company and Grantee, dated as of June 14, 2022.

1.13“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

1.14“Excluded Entity” means a corporation, limited liability company or other entity of which the holders of voting capital stock of the Company outstanding immediately before such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s, limited liability company’s or other entity’s voting securities outstanding immediately after such transaction.

1.15“Immediate Family” as used herein shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), and brother-in-law or sister-in-law (or their antecedents or descendants) and shall include adoptive relationships, or any person sharing Grantee’s household (other than a tenant or an employee).

1.16“Indemnification Limit” means the amount of $1,100,000.

1.17“Good Reason” will be as defined in the Employment Agreement.

1.18“Planned Vesting Date” means the date that is the third anniversary of the Effective Date.

1.19“SEC” means the U.S. Securities and Exchange Commission.

1.20“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

1.21“Unvested Shares” means those shares of the Restricted Stock which, at the applicable time, have not vested pursuant to the terms of this Agreement.

1.22“Uplist” means the Company’s common stock is listed for public trading on the Nasdaq Stock Market (NASDAQ), the New York Stock Exchange (NYSE), or the NYSE American (AMEX).

1.23“Vesting Acceleration Event” means the occurrence of any of the following after the Effective Date: an Uplist, a Change in Control, the termination of the Grantee’s Continuous Service on account of death or Disability, an involuntary termination of employment by the Company other than for Cause, or the Grantee’s voluntary termination of employment for Good Reason.

1.24“Vesting Date” means the date that the Restricted Stock vests pursuant to the terms of this Agreement.

2.Grant of Restricted Stock. The Company hereby issues and grants to the Grantee on the Effective Date, and the Grantee accepts from the Company, 2,980,000 shares of the Convertible Preferred Stock (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement. The Grantee shall become the record owner of the Restricted Stock on the Effective Date and the Company will enter the Restricted Stock in the Grantee’s name in the books and records of either the Company or, if applicable, the Company’s duly authorized transfer agent, as of the Effective Date. As used elsewhere herein, Restricted Stock refers to all of the Restricted Stock received hereunder and all securities received in connection with the Restricted Stock pursuant to stock dividends or splits, all securities received in replacement of the Restricted Stock in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which the Grantee is entitled by reason of the Grantee’s ownership of the Restricted Stock.

3.Restricted Period; Vesting.

3.1100% of the shares of Restricted Stock shall initially be subject to the Repurchase Option set forth in Section 3.2. Provided that the Grantee remains in Continuous Service through the Vesting Date (the period from the Effective Date until the vesting date, the “Restricted Period”), then on the Vesting Date, the Unvested Shares shall cease to be subject to the Repurchase Option (i.e., the Grantee shall become vested in the shares of Restricted Stock on the Vesting Date).

The Restricted Stock will vest in accordance with the following schedule:

•100% of the shares of the Restricted Stock shall vest on the Planned Vesting Date.

•The foregoing vesting schedule notwithstanding, if a Vesting Acceleration Event occurs on or before the Planned Vesting Date, (a) 100% of the Unvested Shares shall become vested as of the date of the  Vesting Acceleration Event and (b) the Restricted Period shall end.

In the case of a Change in Control on or before the Planned Vesting Date, if the acquirer of the Company’s assets does not agree to assume this Agreement, or to substitute an equivalent award or right for this Agreement, or the Grantee transfers their employment to such acquirer in connection with such asset sale transaction, then any acceleration of vesting that would otherwise occur upon the Grantee’s termination shall occur immediately prior to, and contingent upon, the consummation of such asset sale transaction.

Except as set forth above in connection with a Vesting Acceleration Event that occurs on or before the Planned Vesting Date, the Restricted Period shall continue with respect to 100% of the Unvested Shares and the Unvested Shares shall remain subject to the Repurchase Option.

3.2In the event that the Grantee’s Continuous Service terminates on account of a voluntary termination of employment without Good Reason or on account of the Company’s involuntary termination of the Grantee’s employment for Cause, during the Restricted Period,   the Company shall, upon the date of such termination of the Grantee’s Continuous Service (the “Termination Date”), or in the event that a Vesting Acceleration Date has not been completed on or before the Planned Vesting Date, the Company shall have an irrevocable, exclusive option (the “Repurchase Option”), for a period of 90 days from the Termination Date, or from the date following Planned Vesting Date, to repurchase all or any portion of the Unvested Shares held by the Grantee as of the Termination Date or the Planned Vesting Date for $.0001 (one 100th of 1¢) per share, adjusted for any stock splits, stock dividends, or similar change to the Company’s equity affecting the Unvested Shares. Thus, the repurchase price for all of the Restricted Stock under the Repurchase Option is $298.00.

3.3Unless the Company notifies the Grantee within 90 days from the Termination Date or from the date following the Planned Vesting Date, as the case may be, that it does not intend to exercise its Repurchase Option with respect to some of or all the Unvested Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the end of such 90-day period with respect to all of the Unvested Shares, provided that the Company may notify the Grantee that it is exercising the Repurchase Option with respect to some or all of the Unvested Shares as of a date prior to the end of such 90-day period. Unless the Grantee is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise the Repurchase Option as to some of or all the Unvested Shares to which it applies at the time of termination, execution of this Agreement by the Grantee constitutes written notice to the Grantee of the Company’s intention to exercise its Repurchase Option with respect to all Unvested Shares to which such Repurchase Option applies. The Company, in its discretion, may satisfy its payment obligation to the Grantee with respect to exercise of the Repurchase Option by delivering a check to the Grantee in the amount of the purchase price for the Unvested Shares that are being repurchased or in any other commercially reasonable and lawful manner. As a result of any repurchase of Unvested Shares pursuant to this section, the Company shall become the legal and beneficial owner of the repurchased Unvested Shares and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of repurchased Unvested Shares, without further action by the Grantee.

4.Restrictions.

4.1Subject to any exceptions set forth in this Agreement, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

4.2Anything to the contrary contained in Section 4.1 notwithstanding, the transfer of any or all of the Restricted Stock during Grantee’s lifetime or on Grantee’s death by will or intestacy to Grantee’s Immediate Family or a trust for the benefit of Grantee or Grantee’s Immediate Family shall be not violate this Agreement.  In such case, the transferee or other recipient shall receive and hold the Restricted Stock so transferred subject to the Bylaws and the provisions of this Agreement, including this Section 4, and there shall be no further transfer of such Restricted Stock except in accordance with the terms of this Section 4 and the Bylaws.

4.3In the event of any transfer by operation of law or other involuntary transfer (including divorce or intestate transfer upon death, but excluding transfer upon death by will (to any transferee) or a transfer to Immediate Family as set forth in Section 4.2 above) of all or a portion of the Restricted Stock by the record Grantee thereof, the Company shall have an option to purchase any or all of the Restricted Stock transferred at the fair market value of the Restricted Stock on the date of transfer as determined by the Company in its sole discretion. Upon such a transfer, the Grantee shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Restricted Stock shall be provided to the Company for a period of 30 days following receipt by the Company of written notice from the Grantee.

4.4All transferees of Restricted Stock or any interest therein will receive and hold such Restricted Stock or interest subject to the Bylaws and the provisions of this Agreement, including, without limitation, this Section 4, including, insofar as applicable, the Repurchase Option. In the event of any purchase by the Company hereunder where the Restricted Stock or interest therein are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Restricted Stock or interest to the Grantee for consideration equal to the amount to be paid by the Company hereunder. In the event the Repurchase Option is deemed exercised by the Company pursuant to Section 3.3 hereof, the Company may deem any transferee to have transferred the Restricted Stock or interest to the Grantee prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy the Grantee’s obligation to pay such transferee for such Restricted Stock or interest, and also to satisfy the Company’s obligation to pay the Grantee for such Restricted Stock or interest. Any sale or transfer of the Restricted Stock shall be void unless the provisions of this Agreement are satisfied.

5.Rights as Shareholder; Dividends.

5.1The Grantee shall be the record owner of the Restricted Stock until the shares of Restricted Stock are sold or otherwise disposed of and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability and forfeiture as the shares of Restricted Stock with respect to which they were paid. Any cash dividends with respect to the Restricted Stock shall be withheld by the Company paid to the Grantee in cash when the Restricted Shares vest; if the Restricted Shares never vest, but are forfeited pursuant to the Repurchase Option as set forth in Section 3.2, then Grantee shall have no right to such dividends.

5.2The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Upon request, the Company will deliver to the Grantee, as soon as reasonably practicable following such request, a notice of issuance with respect to any stock certificate or restricted book entry account representing uncertificated shares representing the Restricted Stock.

5.3If the Grantee forfeits any rights he has under this Agreement in accordance with Section 3 or 4, the Grantee will, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

6.Investment and Taxation Representations. In connection with the sale of the Restricted Stock, the Grantee represents to the Company the following:

6.1The Grantee is aware of the Company’s business affairs and financial condition and has obtained sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Restricted Stock. The Grantee is acquiring the Restricted Stock for investment for the Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. The Grantee does not have any present intention to transfer the Restricted Stock to any other person or entity.

6.2The Grantee understands that the Restricted Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Grantee’s investment intent as expressed herein.

6.3The Grantee further acknowledges and understands that the Restricted Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Grantee further acknowledges and understands that the Company is under no obligation to register the securities.

6.4The Grantee is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The Grantee understands that the Company provides no assurances as to whether the Grantee will be able to resell any or all of the Restricted Stock pursuant to Rule 144, that resales of securities take place only after the Grantee of the Restricted Stock has held the Restricted Stock for certain specified time periods, and, under certain circumstances, that resales of securities be limited in volume and take place only pursuant to standard brokerage transactions. Notwithstanding this Section 6.4, the Grantee acknowledges and agrees to the restrictions set forth in Section 6.5 below.

6.5The Grantee further understands that, in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required for the public resale of the Restricted Stock; and that, notwithstanding the fact that Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities into the public markets other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

6.6The Grantee represents that the Grantee is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. The Grantee also agrees to notify the Company if the Grantee becomes subject to such disqualifications after the date hereof.

6.7The Grantee represents that the Grantee has consulted any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Restricted Stock and that the Grantee is not relying on the Company for any tax advice.

7.No Effect on Right to Continued Service. This Agreement shall not affect the Grantee’s right, or the absence thereof, to be retained in any position, as an Employee, Consultant, or Director of the Company, or the Company’s right to, and the circumstances under which it may, terminate the Grantee’s employment, such rights of the Grantee and the Company being governed by the Employment Agreement.

8.Section 83(b) Election.

8.183(b) Election.  The Grantee may make an election under Code Section 83(b) (an “83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Effective Date. The Grantee agrees to assume full responsibility for ensuring that the 83(b) Election is actually and timely filed with the US Internal Revenue Service and, except as provided in Section 8.2, for all tax consequences resulting from the 83(b) Election. The Grantee understands that failure to file such an election in a timely manner may result in adverse tax consequences for the Grantee. The Grantee acknowledges that the Company has directed the Grantee to seek independent advice regarding the applicable provisions of the Code, including Code Section 83 and the tax consequences of making an 83(b) Election, the income tax laws of any municipality, state or foreign country in which the Grantee may reside, and the tax consequences of the Grantee’s death, and the Grantee has consulted, and has been fully advised by, the Grantee’s own tax advisor regarding such tax laws and tax consequences or has knowingly chosen not to consult such a tax advisor. The Grantee further acknowledges that neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the Grantee with respect to the tax consequences of the Grantee’s purchase of the Restricted Stock or of the making or failure to make an 83(b) Election. THE GRANTEE (AND NOT THE COMPANY, ITS AGENTS OR ANY OTHER PERSON) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM WITH THE IRS, EVEN IF THE GRANTEE REQUESTS THE COMPANY, ITS AGENTS OR ANY OTHER PERSON MAKE THIS FILING ON THE GRANTEE’S BEHALF.

8.2Indemnification.  The Company will indemnify and hold the Grantee harmless, up to, in aggregate, the Indemnification Limit, from any and all losses, costs, and expenses (including, without limitation, reasonable attorney’s fees, reasonable accountant’s fees, interest, fines and penalties of any kind) that the Grantee incurs as a result of any administrative or judicial review of the Grantee’s Federal income tax liability or any comparable state income tax liability through and including a final judicial determination or final administrative settlement of any dispute arising out of the Grantee’s liability for income tax on the Restricted Stock to the extent attributable to the Restricted Stock’s being found to have a value greater than $0.30 per share as of the Effective Date. The Grantee shall promptly notify the Company in writing if the Grantee receives notice of the commencement of any formal or informal administrative proceeding, or any judicial proceeding, in which the Federal or state tax treatment of the Restricted Stock is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the fair market value that the Grantee set forth for the Restricted Stock in Grantee’s Section 83(b) election). The Company may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for the Grantee to resolve any such proceeding with respect to any matter unrelated to the Restricted Stock) and the Grantee shall cooperate fully with the Company in any such proceeding. The Grantee shall not enter into any compromise or settlement or otherwise prejudice any rights that the Company may have in connection therewith without prior, written consent of the Company. In the event that the Company elects not to assume control over such matters, the Company shall promptly reimburse the Grantee for all expenses related thereto, as and when incurred upon presentation of appropriate documentation relating thereto.

8.3Public Offering and Lock-Up Agreement. The Grantee agrees that, in the event of the (i) consummation of a sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act to the general public either in connection with a firm commitment underwritten offering of its securities in an initial public offering or in a direct listing by the Company of its securities on a national securities exchange (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (ii) the Company’s completion of a merger, consolidation, or share exchange with a special purpose acquisition company (“SPAC”) or its subsidiary in which the Company’s securities or the securities of the surviving or parent entity are listed on a national securities exchange (a “De-SPAC Transaction”), the Company (or a representative of the underwriters) may require that the Grantee not sell or otherwise dispose of any shares of Convertible Preferred Stock during such period (not to exceed 180 days for an initial public offering and not to exceed 360 days for a De-SPAC Transaction) following the effective date of the registration statement. In the case of a De-SPAC Transaction, these restrictions apply to any shares held by the Grantee immediately after or otherwise issued or issuable to the Grantee in connection with the business combination transaction. The Grantee further understands that the Company may impose stop-transfer restrictions with respect to securities subject to these restrictions until the end of such period.

9.Compliance with Law. The issuance and transfer of shares of Restricted Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares may be listed. No shares of Restricted Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Restricted Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

10.Legends. The following, or similar, legends may be placed on any certificate(s) or other document(s) delivered to the Grantee in connection with the Restricted Stock:

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SECURITIES REFERENCED HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.

11.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

13.Undertaking. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable to effect any of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement.

14.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

15.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

16.Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in a writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

17.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page(s) Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: KEYSTAR CORP.
By: /s/ Bruce A. Cassidy Bruce A. Cassidy, Chairman
GRANTEE:
/s/ John Linss JOHN LINSS

Acknowledgment and Agreement of Spouse:

The undersigned spouse of the Grantee acknowledges that she has have read this Agreement and agrees to be bound by its terms to the extent that the Grantee has executed such document.

By:  /s/ Cathy Linss

Name: Cathy Linss

{Signature Page to Restricted Stock Award Agreement}